Exhibit 5.1

March 30, 2011

Central Pacific Financial Corp.
220 South King Street
Honolulu, Hawaii 96813

Ladies and Gentlemen:

I am the General Counsel of Central Pacific Financial Corp., a Hawaii corporation (the “Company”), and in such capacity I am charged with general supervisory responsibilities for the legal affairs of the Company and its subsidiaries.  I am furnishing this opinion in connection with the Company’s filing of a registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933 (the “Act”).  The Registration Statement registers (i) 1,528,935 transferable subscription rights (the “Subscription Rights”) to purchase up to 2,000,000 shares of the Company’s Common Stock, no par value per share (the “Common Stock”), issuable upon exercise of the Subscription Rights, (ii) up to 2,000,000 shares of Common Stock (the “Rights Shares”), (iii) preferred share purchase rights relating to the Rights Shares issuable pursuant to the Tax Benefits Preservation Plan (the “Tax Benefits Preservation Plan”), dated as of November 23, 2010, between the Company and Wells Fargo Bank, N.A., as rights agent (the “Preferred Share Purchase Rights”).

In connection with this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of:

1.             the Restated Articles of Incorporation of the Company, as amended to date;

2.             the Restated Bylaws of the Company, as presently in effect;

3.             certain resolutions adopted by the Board of Directors of the Company; and

4.             the Tax Benefits Preservation Plan.

In addition, I have made inquiries of appropriate personnel at the Company and examined the originals or copies, certified or otherwise identified to my satisfaction, of all such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to the original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such copies.  In making my examination of documents executed by parties other than the Company, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof as to such parties.  As to any facts material to the opinions expressed herein that were not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others.

I am a member of the Hawaii Bar and for purposes of this opinion do not express any opinion as to the laws of any jurisdiction other than the Federal laws of the United States and the laws of the State of Hawaii.

Based upon and subject to the foregoing and to the other qualifications and limitations set forth in this letter, I am of the opinion that:

a)             The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Hawaii.

b)            The Subscription Rights have been duly authorized and, when the Registration Statement has become effective under the Act and when the Subscription Rights have been distributed as contemplated in the Registration Statement, the Subscription Rights will be validly issued.

c)             The Rights Shares have been duly authorized and, when the Registration Statement has become effective under the Act and when the Rights Shares have been duly issued and sold as contemplated by the Registration Statement, the Rights Shares will be validly issued, fully paid and nonassessable.

d)            Assuming the Tax Benefits Preservation Plan has been duly authorized, executed and delivered by the Rights Agent, then when the Registration Statement has become effective under the Act and when the Rights Shares have been validly issued and sold as contemplated by the Registration Statement, the Preferred Share Purchase Rights will be validly issued.

The opinion expressed herein will be as of the effective date of the Registration Statement unless otherwise expressly stated, and I disclaim any undertaking to advise you of changes of facts stated or assumed herein or any subsequent changes in applicable law.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my name under the heading “Legal Matters” in the prospectus contained therein.  In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Glenn K.C. Ching

Glenn K.C. Ching
General Counsel